Exhibit 99.1

Pro Forma Free Cash Flow Definition Reconciliation

Illustrative 2021 example

	2021
Cash Flow from Operations	
Less: Capital Expenditures	
Free Cash Flow "Pro Forma"	**~$8B**
Add back: Contingency / Investment Flexibility	~$1.0B
Free Cash Flow "Pro Forma" excluding Contingency / Investment Flexibility	~$9.0B
Less: Aero Investing Cash Flow[1]	~($0.8B)
Add back: After Tax Net Interest Expense	~$1.0B
Less: Synergies Benefit	Net to ~$0
Add back: Cost to Achieve Synergies	
Add back: Other adjustments[2]	Net to ~$0.1B
S-4 Unlevered Free Cash Flow[3]	**~$9.3B**

Free Cash Flow

UTC Free Cash Flow Definition[4]
Disclosure: June 10, 2019 Merger Announcement Presentation

Includes:
- After Tax Net Interest Expense
- Synergies Benefit
- Cost to Achieve Synergies
- Contingency / Investment Flexibility

Excludes:
- Aero Investing Cash Flow[1]

Potential uses of cash informing contingency / investment flexibility:

- *Investment in future aerospace programs not yet launched (e.g., NMA)*
- *Timing of one-time costs related to UTC portfolio separation (portion of previously disclosed estimate of $2.5B - $3B total)*
- *Other future capital/restructuring requirements not yet projected as part of United Technologies or Raytheon forecasts*

S-4 Unlevered Free Cash Flow

Valuation Definition
Disclosure: S-4 filing, as amended

Includes:
- Aero Investing Cash Flow[1]

Excludes:
- After Tax Net Interest Expense
- Synergies Benefit
- Cost to Achieve Synergies
- Contingency / Investment Flexibility

1. 'Aero investing cash flow' includes investment in the Pratt & Whitney company-owned spare engine pool, annual payments to Rolls Royce related to the V2500 program extending through June 2027, as well as other customer commitments.
2. 'Other' category includes adjustments not itemized that relate to pension and tax.
3. Based on Morgan Stanley's calculation of Unlevered Free Cash Flow for UTC RemainCo and Raytheon as disclosed in Amendment No. 2 to UTC's Registration Statement on Form S-4 filed with the SEC on September 4, 2019; $9.3B is the sum of the stand-alone projections of Unlevered Free Cash Flow for UTC RemainCo and Raytheon set forth on pages 114 and 117, respectively, of the Registration Statement.
4. See Use and Definitions of Non-GAAP Financial Measures set forth in the accompanying Current Report on Form 8-K dated September 5, 2019.